                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     This Amendment No. 1 to Stock Purchase Agreement ("Amendment No. 1") is made as of December 31, 1998 by and between Fidelity Leasing, Inc., a Pennsylvania corporation ("Purchaser"), and Japan Leasing (U.S.A.), Inc., a Delaware corporation ("Seller"), in connection with that certain Stock Purchase Agreement, dated as of December 15, 1998, by and between Purchaser and Seller (the "Stock Purchase Agreement").

                                    RECITALS

     WHEREAS, Purchaser, Seller and, for the limited purposes set forth on the signature page of the Stock Purchase Agreement, Resource America, Inc., a Delaware corporation, constitute all of the parties to the Stock Purchase Agreement; and

     WHEREAS, Section 11.2 of the Stock Purchase Agreement provides that the Stock Purchase Agreement can be amended, supplemented or modified only by a written instrument signed by each of the parties thereto making specific reference thereto; and

     WHEREAS, the parties to the Stock Purchase Agreement desire to amend in accordance with this written instrument certain terms of the Stock Purchase Agreement; and

     WHEREAS, each of the parties hereto has authorized the execution of this Amendment No. 1.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:


1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

2. Amendment of Section 6.19. The last sentence of section 6.19(a) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

        "Purchaser agrees to use its reasonable best efforts to obtain the Commitment Letter, and to cause a copy thereof to be delivered to Seller, on or before January 8, 1999 (the "Commitment Letter Due Date")."

3. Effect on Stock Purchase Agreement. Except as set forth in this Amendment No. 1, all terms and provisions of the Stock Purchase Agreement shall remain in full force and effect in accordance with the terms thereof.

4. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their duly authorized representatives as of the day and year first above written.


                                         FIDELITY LEASING, INC.


                                         By:
                                         Name:
                                         Title:



                                         JAPAN LEASING (U.S.A.), INC.


                                         By:
                                         Name:
                                         Title:


     THE UNDERSIGNED ACKNOWLEDGES AND AGREES that it is bound by and subject to the provisions of, and otherwise a party to, Article X of the Stock Purchase Agreement, as amended by this Amendment No. 1.


                                         RESOURCE AMERICA, INC.


                                         By:
                                         Name:
                                         Title: